Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.000001 per share, of Autozi Internet Technology (Global) Ltd., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 13, 2024.

CDIB Private Equity (Fujian) Enterprise (Limited Partnership)

November 13, 2024 Date

/s/ Hsu-Sheng Tsou Signature

Hsu-Sheng Tsou, CEO of CDIB Private Equity (Fujian) Co., Ltd., the General Partner of CDIB Private Equity Management (Fujian) Enterprise (Limited Partnership), the General Partner of CDIB Private Equity (Fujian) Enterprise (Limited Partnership)

Name/Title

CDIB Private Equity Management (Fujian) Enterprise (Limited Partnership)
November 13, 2024 Date

/s/ Hsu-Sheng Tsou Signature

Hsu-Sheng Tsou, CEO of CDIB Private Equity (Fujian) Co., Ltd., the General Partner of CDIB Private Equity Management (Fujian) Enterprise (Limited Partnership) Name/Title

CDIB Private Equity (Fujian) Co., Ltd.

November 13, 2024 Date

/s/ Hsu-Sheng Tsou Signature

Hsu-Sheng Tsou , Chief Executive Officer Name/Title

Hsu-Sheng Tsou

November 13, 2024 Date

/s/ Hsu-Sheng Tsou Signature

Individual Name/Title